 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2024

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)
Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Class A Common shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

          Item 1.01  Entry into a Material Definitive Agreement.

On May 28, 2024 FTAI Aviation Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, FIG LLC and an employee of FIG LLC (together, the “Selling Shareholders”) and Citigroup Global Markets Inc. (the “Underwriter”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Selling Shareholders agreed to sell to the Underwriter an aggregate of 2,090,561 of the Company’s ordinary shares, at a price of $80.42 per share. The ordinary shares are being sold pursuant to a prospectus supplement, dated May 28, 2024, and related prospectus, dated February 27, 2023, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-270042).

The Company and the Selling Shareholders have separately agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company or the Selling Shareholders is unable to provide the required indemnification, the Company or the Selling Shareholders, as the case may be, have agreed to contribute to payments the Underwriter may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholders, and customary conditions to closing. The offering closed on May 30, 2024.

The Underwriter and its affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company, its subsidiaries and its affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Additionally, certain of the Underwriter and their affiliates may sell assets to the Company from time to time.

          Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith:

No.	Description
1.1	Underwriting Agreement, dated May 28, 2024, among, the Company, the Selling Shareholders and Citigroup Global Markets Inc.
5.1	Opinion of Maples and Calder (Cayman) LLP, relating to the Ordinary Shares (including the consent required with respect thereto).
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI Aviation Ltd.

	By:	/s/ Eun (Angela) Nam
	Name:	Eun (Angela) Nam
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: May 30, 2024